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                                 July 2, 1996



FMC Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Gentlemen:

          We have acted as special counsel to FMC Corporation, a Delaware corporation ("FMC"), in connection with matters relating to the proposed issuance and sale by FMC of $100,000,000 aggregate principal amount of its 7 3/4% Senior Debentures Due 2011 (the "Senior Debentures"). The Senior Debentures are to be issued pursuant to the provisions of an Indenture dated as of July 1, 1996 between FMC and Harris Trust and Savings Bank, as Trustee (the "Indenture"). All capitalized terms not defined herein shall have the meanings provided in the Underwriting Agreement.

          In connection with rendering this opinion, we have examined: (a) the Registration Statement on Form S-3 (Registration No. 33-62415) filed by FMC with the Securities and Exchange Commission (the "Commission") on September 7, 1995 (the "Registration Statement"), Amendment No. 1 to the Registration Statement filed by FMC with the Commission on November 1, 1995 and Amendment No. 2 to the Registration Statement filed by FMC with the Commission on November 17, 1995;
(b) the Indenture; and (c) the Underwriting Agreement dated June 27, 1996 by and among FMC and the Underwriters named in Schedule I thereto (the "Underwriting Agreement").

          Based upon the foregoing, we advise you that in our opinion the Senior Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of FMC, enforceable against FMC in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether such enforceability is considered in a
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FMC Corporation
July 2, 1996
Page 2




proceeding in equity or at law and will be entitled to the benefits of the Indenture.

          The foregoing opinions are limited to laws of the United States, the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

          For purposes of this opinion, we have assumed the due authorization, execution and delivery of the Underwriting Agreement by the Underwriters, the due authorization, execution and delivery of the Indenture by the Trustee, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies and that the signatures on all documents examined by us are genuine.

          We hereby consent to the incorporation by reference of this opinion to the Registration Statement and to the use of our name in the Prospectus Supplement relating to the Senior Debentures and constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                               Very truly yours,


                               /s/ Winston & Strawn